UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: May 3, 2024

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 300
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 29, 2024, in connection with the expiration of its universal shelf registration statement on Form S-3 (File No. 333-255020) that was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021 (the “2021 Registration Statement”), Sun Communities, Inc. (the “Company”) filed a new universal shelf registration statement on Form S-3 (File No. 333-278371) (the “2024 Registration Statement”), which became immediately effective upon filing. In connection with the filing of the 2024 Registration Statement, on May 3, 2024, the Company filed with the SEC a prospectus supplement relating to the Company’s “at the market offering” program (the “ATM Program”), which was previously registered under the 2021 Registration Statement. The prospectus supplement covers the offering of shares of the Company’s common stock that remain unsold under the ATM Program pursuant to the Company’s continuous equity distribution program.

Sales of the shares of common stock under the ATM Program, if any, will be made by means of transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, on or through the facilities of the New York Stock Exchange or any other existing trading market, or to or through a market maker or through an electronic communications network, or in any other manner permitted by law (including, without limitation, privately negotiated transactions) at prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the sales agents for the ATM Program. The shares that may be sold under the ATM Program have an aggregate offering price of up to $1,250,000,000. Prior to the date of the prospectus supplement, the Company had already sold shares of common stock having an aggregate offering price of $160,541,739 under the ATM Program, resulting in shares of common stock having an aggregate offering price of up to $1,089,458,261 remaining available for sale thereunder. The prospectus supplement continues the ATM Program previously covered by a prospectus supplement that was filed by the Company with the SEC on December 17, 2021, under the 2021 Registration Statement.

The Company previously entered into an At the Market Offering Sales Agreement dated December 17, 2021, as amended (the “Sales Agreement”), with BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC (“Regions Securities”), Fifth Third Securities, Inc., BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), Samuel A. Ramirez & Company, Inc. and Robert W. Baird & Co. Incorporated (“Baird”) (collectively, the “Sales Agents”) and each of Bank of Montreal, Citibank, N.A., JPMorgan Chase Bank, National Association and Royal Bank of Canada (collectively, the “Forward Purchasers”), in connection with the ATM Program.

On May 3, 2024, the Company amended the Sales Agreement to, among other things: (i) reflect that the shares of common stock issued under the ATM Program will be issued pursuant to the 2024 Registration Statement and the new prospectus supplement, rather than the 2021 Registration Statement and the Company’s prior prospectus supplement filed in connection with the ATM Program; (ii) add each of Citizens JMP Securities, LLC (“Citizens JMP”), Wells Fargo Securities, LLC, Truist Securities, Inc., Scotia Capital (USA) Inc., Goldman Sachs & Co. LLC (“GS”), SMBC Nikko Securities America, Inc., Wedbush Securities Inc., and, solely in its capacity as forward seller, Nomura Securities International, Inc. (acting through BTIG as agent) as a sales agent under the ATM Program; and (iii) add each of Citizens JMP, Wells Fargo Bank, National Association, Baird, Regions Securities, Truist Bank, Nomura Global Financial Products, Inc., The Bank of Nova Scotia, GS and Jefferies as a forward purchaser under the ATM Program.

The foregoing description of the amendment to the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is a copy of the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, regarding certain Maryland law matters, including the validity of the shares of common stock offered pursuant to the ATM Program under the new prospectus supplement.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy shares of the Company’s common stock, and there shall not be any sale of such shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of shares of the Company’s common stock is being made only by means of a prospectus and related prospectus supplement.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2 to At the Market Sales Offering Agreement, dated May 3, 2024

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Communities, Inc.

Date: May 3, 2024	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer